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                                                                      Exhibit 14

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Prospectus/Proxy Statement and Statement of Additional Information constituting parts of this Registration Statement on Form N-14 of our reports dated November 21, 2003, relating to the financial statements and financial highlights which appear in the September 30, 2003 Annual Report to Shareholders of the Loomis Sayles Growth Fund, and dated February 18, 2004 relating to the financial statements and financial highlights which appear in the December 31, 2003 Annual Report to Shareholders of the CDC Nvest Star Growth Fund, which are incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights," "Experts," "Financial Statements," "Independent Auditors," and "Independent Registered Public Accounting Firm" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
Boston, Massachusetts
August 30, 2004